EXHIBIT 4(o)

                                                  TORONTO DOMINION (TEXAS), Inc.

                                                  Suite 1700\909 Fannin
                                                  Houston, Texas 77010

                                                  Telephone No.

                                December 12, 2000


Safety-Kleen Services, Inc.
1301 Gervais Street, Suite 300
Columbia, South Carolina 29201
Attention:  Larry Singleton

Safety-Kleen Systems, Inc.
1301 Gervais Street, Suite 300
Columbia, South Carolina 29201
Attention:  Larry Singleton

          Re: Amended and Restated Marketing and Distribution Agreement
              ---------------------------------------------------------

Ladies and Gentlemen:

         Reference is hereby made to (i) Amended and Restated Marketing and Distribution Agreement dated as of December 14, 2000 (the "System-One Agreement") by and among Safety-Kleen Systems, Inc., a subsidiary of Safety-Kleen Corp., with offices located at 1301 Gervais Street, Columbia, South Carolina 29201 ("SK Systems") and System One Technologies Inc., ("System-One"), a Florida corporation, with offices located at 8305 N.W. 27th Street, Suite 107, Miami, Florida 33122 and (ii) the Amended and Restated Debtor in Possession Credit Agreement, initially dated as of June 11, 2000, amended and restated as of July 19, 2000 (the "DIP Credit Agreement") among Safety-Kleen Services, Inc., a Delaware Corporation (together with SK Systems, "Safety-Kleen"), the financial institutions or entities from time to time parties thereto (the "Lenders"), The Toronto Dominion Bank, Houston Agency, as letter of credit issuing bank, Toronto Dominion (Texas) Inc., as administrative agent (the "General Administrative Agent") and the CIT Business Group/Business Credit Inc. as collateral agent and underwriter (the "Collateral Agent"). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the System-One Agreement.


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         Absent the express prior written consent of the General  Administrative
Agent, Safety-Kleen hereby acknowledges and agrees that the total US dollar amount of $20,000,000. Safety-Kleen further acknowledges and agrees that a violation of this letter agreement will constitute an event of default under section 9 of the DIP credit.

                                         Very Truly Yours,

                                         Toronto Dominion (Texas), Inc.



                                         By:  /s/ Warren Finlay
                                              ------------------------------
                                              Name:   Warren Finlay
                                              Title   President

Agreed to and accepted as of the
date first above written:

SAFETY-KLEEN SERVICES, INC.


By:  /s/ Larry W. Singleton
     -----------------------------------
     Name:   Larry W. Singleton
     Title:  C.F.O.

SAFETY-KLEEN SYSTEMS, INC.


By:  /s/ Larry W. Singleton
     -----------------------------------
     Name:   Larry W. Singleton
     Title:  C.F.O.